EXHIBIT INDEX

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004.